SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] [ ] [ ] [X] [ ]
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Old Mutual Funds II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]           No fee required.
[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

[   ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
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2)           Form, Schedule or Registration Statement No.:
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4)           Date Filed:
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IMPORTANT NOTICE

Old Mutual Heitman REIT Fund

Shareholder Meeting Adjourned to May 30, 2012

Beginning in April 2012, proxy materials were distributed regarding the Special Meeting of Shareholders for the Old Mutual Heitman REIT Fund.  This meeting, which was originally scheduled for May 16, 2012, has been adjourned to May 30, 2012 at 4:00 p.m. Mountain Time.

Please note that the investment objective of the Heitman REIT Fund (the Acquiring Fund) has been made fundamental and any changes will now require the approval of shareholders.  The investment objective of the Old Mutual Heitman REIT Fund and the Heitman REIT Fund remain identical.

•
IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND WISH TO CHANGE YOUR VOTE, you may do so by following the instructions on the proxy card that was included with the proxy materials previously mailed to you.

•	IF YOU HAVE PREVIOUSLY VOTED YOUR SHARES AND DO NOT WISH TO CHANGE YOUR VOTE, no action is necessary.

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IF YOU HAVE NOT PREVIOUSLY VOTED YOUR SHARES, it is important that you cast your vote now by utilizing the options provided on the proxy card that was included with the proxy materials previously mailed to you.

If you need another proxy statement or proxy card, please contact your broker or financial adviser.

Your vote is important no matter how many shares you own and no matter how you vote on the proposal.  Please submit your voting instructions prior to May 30, 2012.  You may also attend the Special Meeting and vote in person in accordance with the instructions provided in the proxy materials.

R-12-026  05/2012